Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors and Members of
Watonga Bancshares, Inc.

We have audited the accompanying consolidated financial statements of Watonga Bancshares, Inc. and Subsidiary (collectively the Company), which comprises the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Weaver and Tidwell, L.L.P.
400 West Illinois Avenue, Suite 1550 | Midland, Texas 79701
Main: 432.683.5226

The Board of Directors and Members of
Watonga Bancshares, Inc.

Emphasis of Matter

As discussed in Note 14 to the consolidated financial statements, on December 9, 2021, the Company completed its previously signed definitive merger agreement with Bank7 Corp., the Bank merged with and into Bank7, with Bank7 continuing as the surviving entity. Our opinion is not modified with respect to this matter.

WEAVER AND TIDWELL, L.L.P.

Midland, Texas
February 25, 2022

2

WATONGA BANCSHARES, INC.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2020

(in thousands, except share and per share data)
ASSETS
Cash and due from banks	$21,398
Loans held for investment	108,933
Allowance for loan losses	(1,060)
Loans held for investment, net	107,873
Available-for-sale securities	81,448
Premises and equipment, net	4,989
Interest receivable and other assets	4,880
TOTAL ASSETS	$220,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$47,357
Interest-bearing	147,595
Total deposits	194,952
Income taxes payable	330
Deferred tax liability	601
Interest payable and other liabilities	1,846
TOTAL LIABILITIES	197,729
STOCKHOLDERS’ EQUITY
Common stock; par value $10; 60,000 shares authorized; 17,002 shares issued and outstanding at December 31, 2020	170
Retained earnings	19,212
Accumulated other comprehensive income	3,477
TOTAL STOCKHOLDERS’ EQUITY	22,859
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$220,588

The accompanying notes are an integral part of these consolidated financial statements.

WATONGA BANCSHARES, INC.
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2020

(in thousands)
INTEREST INCOME
Interest on loans, including fees	$5,562
Interest and dividends on investment securities:
Taxable	620
Exempt from federal income tax	1,805
Total interest and dividends on investment securities	2,425
Other interest and dividend income	41
Total interest income	8,028
INTEREST EXPENSE
Deposits	711
Total interest expense	711
Net interest income	7,317
Provision for loan losses	100
Net interest income after provision for loan losses	7,217
NON-INTEREST INCOME
Service charges on deposit accounts	882
Gain on sale of investment securities available-for-sale	989
Other income	185
Total non-interest income	2,056
NON-INTEREST EXPENSE
Salaries and employee benefits	3,867
Pension settlement	1,536
Occupancy	532
Data and item processing	867
Accounting, marketing and legal fees	177
Regulatory assessments	90
Advertising and public relations	147
Travel, lodging and entertainment	53
Other expenses	274
Total non-interest expense	7,543
Income before income tax expense	1,730
Income tax expense	364
Net income	$1,366

The accompanying notes are an integral part of these consolidated financial statements.

WATONGA BANCSHARES, INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2020

(in thousands)
Net income	$1,366
Other comprehensive income:
Unrealized gains on invesment securities:
Unrealized holding gain arising during the period	3,404
Reclassification adjustment for gains recorded in net income	(989)
Income tax effect	(512)
Net of tax	1,903
Defined benefit pension plan
Net gain on defined benefit pension plan	342
Reclassification adjustment for amortization of prior service cost and net loss included in net periodic pension cost	2,015
Income tax effect	(589)
Net of tax	1,768
Total other comprehensive income, net of tax	3,671
Total comprehensive income, net of tax	$5,037

The accompanying notes are an integral part of these consolidated financial statements.

WATONGA BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2020

(in thousands, except shares)	Common stock (shares)	Common stock	Retained earnings	Accumulated other comprehensive income (loss)	Total stockholders’ equity
Balance at January 1, 2020	17,002	$170	$17,949	$(194)	$17,925
Net income	-	-	1,366	-	1,366
Dividends paid	-	-	(103)	-	(103)
Other comprehensive income, net of tax	-	-	-	3,671	3,671
Balance at December 31, 2020	17,002	$170	$19,212	$3,477	$22,859

The accompanying notes are an integral part of these consolidated financial statements.

WATONGA BANCSHARES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2020

(in thousands)
Cash flows from operating activities:
Net income	$1,366
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	100
Depreciation and amortization	250
Loss on pension settlement	1,536
Net amortization of investment securities	380
Net gain on sale of securities available for sale	(989)
Decrease in accrued interest receivable and other assets	5,198
Increase in accrued interest payable and other liabilities	464
Net cash provided by operating activities	8,305
Cash flows from investing activities:
Purchases of securities available for sale	(4,331)
Proceeds from sales of securities available for sale	15,474
Maturities, prepayments, and calls of securities available for sale	9,905
Loan originations and payments, net	(18,215)
Additions to premises and equipment	(1,191)
Net cash provided by investing activities	1,642
Cash flows from financing activities:
Net decrease in deposits	(4,698)
Cash dividends paid	(103)
Net cash used in financing activities	(4,801)
Net increase in cash and cash equivalents	5,146
Cash and cash equivalents, beginning of period	16,252
Cash and cash equivalents, end of period	$21,398
Supplemental cash flow information:
Interest paid	$733
Income taxes paid	328

The accompanying notes are an integral part of these consolidated financial statements.

WATONGA BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 1. Summary of Significant Accounting Policies

Nature of Operations

Watonga Bancshares, Inc. is the bank holding company for Cornerstone Bank (the “Bank” and, collectively with Watonga Bancshares, Inc., the “Company”), which is headquartered in Watonga, Oklahoma. The Company operates three branches in various cities and towns in the state of Oklahoma and is primarily engaged in providing a full range of banking and financial services to individual and corporate customers.

Basis of Presentation

The consolidated financial statements include the accounts of Watonga Bancshares, Inc. and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all of which mature within 90 days. In the normal course of business, the Company maintains balances with correspondent banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to specified limits. Management believes these financial institutions have strong credit ratings and the credit risk related to these deposits is minimal.

Investment Securities Available-for-Sale

Available-for-sale securities are carried at fair value with unrealized gains and losses excluded from earnings and reported separately in other comprehensive income. The Company currently has no securities designated as trading or held-to-maturity. Interest income is recognized at the coupon rate adjusted for amortization and accretion of premiums and discounts. Discounts are accreted into interest income over the estimated life of the related security and premiums are amortized against income to the earlier of the call date or weighted average life of the related security using the interest method. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method. They are included in non-interest income or expense and, when applicable, are reported as a reclassification adjustment in other comprehensive income.

Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The Company monitors the investment security portfolio for impairment on an individual security basis and has a process in place to identify securities that could potentially have a credit impairment that is other than temporary. This process involves analyzing the length of time and the extent to which the fair value has been less than the amortized cost basis, the market liquidity for the security, the financial condition and near-term prospects of the issuer, expected cash flows, and the Company’s intent and ability to hold the investment for a period of time sufficient to recover the temporary impairment. A decline in value due to a credit event that is considered other than temporary is recorded as a loss in non-interest income.

Loans and Loan Interest Income Recognition

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of purchase premiums and discounts, deferred loan fees and costs, and allowances for loan losses. The loan portfolio is segmented into commercial and industrial, construction and development, commercial real estate, agricultural, and consumer loans.

Interest income on loans is accrued and credited to income as earned. Net loan origination fees and costs are deferred and accreted/amortized to interest income over the loan’s contractual life using the level-yield method, adjusted for actual prepayments.

Allowance for Loan Losses

A loan is considered past due when it is not paid in accordance with its contractual terms. The accrual of income on loans, including impaired loans, and other loans in the process of foreclosure, is generally discontinued when a loan becomes 90 days or more delinquent, or when certain factors indicate that the ultimate collection of principal and interest is in doubt. Loans on which the accrual of income has been discontinued are designated as non-accrual loans. All previously accrued interest is reversed against interest income, and income is recognized subsequently only in the period that cash is received, provided no principal payments are due and the remaining principal balance outstanding is deemed collectible. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The Company defines an impaired loan as a loan for which it is probable, based on current information, that the Company will not collect all amounts due in accordance with the contractual terms of the loan agreement. The Company has defined the population of impaired loans to be all non-accrual loans, loans risk rated as Substandard or worse, and all loans that have been modified as part of a troubled debt restructuring (“TDR”). Impaired loans are individually assessed to determine that the loan’s carrying value is not in excess of the expected future cash flows, discounted at the loan’s original effective interest rate, or the underlying collateral (less estimated costs to sell) if the loan is collateral dependent. Impairments are recognized through a charge to the allowance for loan losses for the amount that the loan’s carrying value exceeds the discounted cash flow analysis or estimated fair value of collateral (less estimated costs to sell) if the loan is collateral dependent.

The allowance for loan losses is increased by the provision for loan losses charged against income and is decreased by charge-offs, net of recoveries. Loan losses are recognized in the period the loans, or portion thereof, are deemed uncollectible. Generally, the Company will record a loan charge-off (including a partial charge-off) to reduce a loan to the estimated fair value of the underlying collateral, less costs to sell, if it is determined that it is probable that recovery will come primarily from the sale of such collateral. The provision for loan losses is based on management’s evaluation of the adequacy of the allowance which considers, among other things, impaired loans, past loan loss experience, known and inherent risks in the portfolio, existing adverse situations that may affect the borrower’s ability to repay, and estimated fair value of any underlying collateral securing loans. Additionally, management evaluates changes, if any, in underwriting standards, collection, charge-off and recovery practices, the nature or volume of the portfolio, lending staff, concentration of loans, as well as current economic conditions, and other relevant factors. Management believes the allowance for loan losses is adequate to provide for probable and reasonably estimable losses at the statement of condition date.

The allowance for loan losses consists of the following components:

1)
Specific allowances are established for impaired loans, generally defined by the Company to be all nonaccrual loans, loans risk rated Substandard or worse, and all loans subject to a TDR. The amount of impairment provided for as an allowance is represented by the deficiency, if any, between the present value of expected future cash flows discounted at the original loan’s effective interest rate or the underlying collateral value (less estimated costs to sell) if the loan is collateral dependent, and the carrying value of the loan. Impaired loans that have no impairment losses are not considered for general valuation allowances described below.

2)
General allowances are established for loan losses on a portfolio basis for loans that do not meet the definition of impaired. The portfolio is grouped into similar risk characteristics, primarily by loan segment and internal credit risk ratings. Historical loss experience is applied to each loan group using a three-year lookback period. The loss experience is adjusted, as appropriate, for the environmental factors discussed below. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and market conditions. Actual loan losses may be significantly more than the allowance for loan losses we have established, which could have a material negative effect on the Company’s financial results.

While management uses available information to recognize probable and reasonably estimable losses on loans, future additions to the allowance may be necessary based upon changes in economic, market or other conditions. Changes in estimates could result in a material change in the allowance. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

A loan modification is deemed a TDR when two conditions are met: 1) the borrower is experiencing financial difficulty; and 2) a concession is made by the Company that would not otherwise be considered for a borrower or collateral with similar credit risk characteristics. Once an obligation has been restructured, it continues to be considered restructured until paid in full or otherwise settled, sold or charged off. The Company records an impairment charge equal to the difference between the present value of estimated future cash flows under the restructured terms discounted at the original loan’s effective interest rate, or the underlying collateral value less costs to sell, if the loan is collateral dependent.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation and are depreciated using the straight-line method over their estimated useful lives.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available-for-sale and the net actuarial gain (loss) related to the Company’s deferred benefit plan. Amortization of the gain (loss) is recorded as part of the benefit cost and is included in non-interest expense. As discussed in Note 12, the accumulated other comprehensive loss has been reclassified into current period earnings during the year ended December 31, 2020 due to the settlement of the pension.

Income Taxes

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50%; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of the deferred tax asset will not be realized. As of December 31, 2020, there was no valuation allowance.

The Company recognizes interest and penalties on income taxes, if any, as a component of other non-interest expense.

Fair Value Measurements

The Company measures certain assets and liabilities on a fair value basis, in accordance with Accounting Standards Codification (ASC) Topic 820, “Fair Value Measurement.” Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 10. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

Recently Adopted Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606).  The ASU supersedes and replaces nearly all existing revenue recognition guidance, including industry-specific guidance, and establishes a new control-based revenue recognition model for revenue from contracts with customers.  The majority of the Company’s financial instruments are not within the scope of Topic 606.  Material revenue streams within the scope of Topic 606 include service charges on deposits and certain components of non-interest income.  The guidance in the ASU is effective for annual reporting periods beginning after December 15, 2019.  ASU 2014-09 was adopted for the annual period ending December 31, 2020 and did not have a significant impact on the Company’s consolidated financial statements.

Accounting Standards Issued But Not Yet Effective

In February 2016, the FASB issued ASU 2016-02, Leases. The amendments in this update primarily replace the existing accounting requirements for operating leases for lessees. Lessee accounting requirements for finance leases and lessor accounting requirements for operating leases and sales type and direct financing leases (sales-type and direct financing leases were both previously referred to as capital leases) are largely unchanged. The amendments require the lessee of an operating lease to record a balance sheet gross-up upon lease commencement by recognizing a right-of-use asset and lease liability equal to the present value of the lease payments. The right-of-use asset and lease liability should be derecognized in a manner that effectively yields a straight-line lease expense over the lease term. In addition to the changes to the lessee operating lease accounting requirements, the amendments also change the types of costs that can be capitalized related to a lease agreement for both lessees and lessors. The amendments also require additional disclosures for all lease types for both lessees and lessors. The FASB has subsequently issued additional ASUs intended to clarify guidance, provide implementation support, and provide an additional transition election. The amendments are effective on January 1, 2022, with early adoption permitted. The amendments must be applied on a modified retrospective basis, and we anticipate selecting the transition option that will allow us to record a cumulative adjustment as of the adoption date. We are assessing our current population of lease contracts and upon adoption, our balance sheet will include a right-of-use asset and lease liability for our operating leases where we are the lessee, which primarily include our facilities leases. We do not anticipate the adoption of these amendments will have a material impact to our consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on current expected credit losses, rather than incurred losses, to estimate credit losses on certain types of financial instruments (i.e. loans and held to maturity securities), including certain off-balance sheet financial instruments (i.e. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The allowance for credit losses should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating credit losses. The allowance for credit losses for purchased financial assets with a more-than-insignificant amount of credit deterioration since origination that are measured at amortized cost basis is determined in a similar manner to other financial assets measured at amortized cost basis; however, the initial estimate of expected credit loss would be recognized through an allowance for credit losses with an offset (i.e. increase) to the purchase price at acquisition. Only subsequent changes in the allowance for credit losses are recorded as provision for loan losses for these assets. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. The amendments are effective on January 1, 2023, with early adoption permitted. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

Note 2. Investment Securities

The following table summarizes the amortized cost and fair value of securities available-for-sale at December 31, 2020 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income:

(in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale:
SBA securities	$736	$24	$-	$760
Mortgage-backed securities	26,002	1,903	-	27,905
Municipal securities	50,302	2,517	(36)	52,783
Total available-for-sale	77,040	4,444	(36)	81,448
Total investment securities	$77,040	$4,444	$(36)	$81,448

The amortized cost and estimated fair value of investment securities at December 31, 2020, by contractual maturity, are shown below. The expected life of mortgage-backed securities will differ from contractual maturities because borrowers may have the right to call or prepay the underlying mortgage loans with or without call or prepayment penalties.

(in thousands)	Amortized Cost	Fair Value
Available-for-sale:
Due in one year or less	$4,542	$4,575
Due after one year through five years	18,131	18,741
Due after five years through ten years	22,554	24,061
Due after ten years	5,811	6,166
Residential mortgage-backed securities	26,002	27,905
Total available-for-sale	$77,040	$81,448

There were no holdings of securities of any one issuer in an amount greater than 10% of stockholders’ equity at December 31, 2020.

The following table presents a summary of realized gains and losses from the sale of investment securities for the year ended December 31, 2020:

(in thousands)
Proceeds from sales	$15,474
Gross realized gains on sales	$989
Gross realized losses on sales	-
Total realized gains, net	$989

The following table details gross unrealized losses and fair values of investment securities aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position at December 31, 2020.

	Less than Twelve Months		Twelve Months or Longer		Total
(in thousands, except number of securities)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Number of Securities	Fair Value	Gross Unrealized Losses
Available-for-sale:
Municipal securities	$-	$-	$1,320	$(36)	3	$1,320	$(36)
Total available-for-sale	$-	$-	$1,320	$(36)	3	$1,320	$(36)

Note 3. Loans

The following table sets forth the major classifications of loans at December 31, 2020:

(in thousands)
Commercial real estate	$34,106
Commercial and industrial	14,562
Construction and development	15,446
Agricultural	14,797
Consumer	30,022
Total loans	108,933
Allowance for loan losses	(1,060)
Net loans	$107,873

The Company continuously monitors the credit quality of its loan receivables. Credit quality is monitored by reviewing certain credit quality indicators. Management has determined that internally assigned credit risk ratings by loan segment are the key credit quality indicators that best assist management in monitoring the credit quality of the Company’s loan receivables.

The Company has adopted a credit risk rating system as part of the risk assessment of its loan portfolio. The Company’s lending officers are required to assign a credit risk rating to each loan in their portfolio at origination. When the lender learns of important financial developments, the risk rating is reviewed and adjusted if necessary. In addition, the Company engages a third-party independent loan reviewer that performs annual reviews of a sample of loans, validating the credit risk ratings assigned to such loans. The credit risk ratings play an important role in the establishment of the loan loss provision and to confirm the adequacy of the allowance for loan losses.

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes commercial loans individually by classifying the loans as to credit risk.

The Company uses the following definitions for risk ratings:

•	Pass - Loans classified as pass are considered to be a satisfactory credit risk and generally considered to be collectible in full.
•
Special Mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

•
Substandard - Loans classified as substandard are inadequately protected by the current net worth and payment capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

•
Doubtful - Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

•	Loss - Loans classified as loss are considered uncollectable and are in the process of being charged-off, as soon as practicable, once so classified.

The following table represents loans categorized by class and internally assigned risk grades at December 31, 2020:

(in thousands)	Pass	Special Mention	Substandard	Total
Commercial real estate	$33,246	$-	$860	$34,106
Commercial and industrial	14,539	23	-	14,562
Construction	15,446	-	-	15,446
Agricultural	14,797	-	-	14,797
Consumer	29,990	-	32	30,022
Total loans	$108,018	$23	$892	$108,933

There were no loans categorized as Doubtful or Loss as of December 31, 2020.

Past Due and Nonaccrual Loans

The following table represents the aging of the recorded investment in past due and non-accrual loans as of December 31, 2020 by portfolio segment:

	Past Due				Current	Total Loans	Total Loans > 90 Days & Accruing
	30–59 Days	60–89 Days	Greater than 89 Days	Total

Construction	$-	$-	$-	$-	$15,446	$15,446	$-
Commercial Real Estate	84	-	199	283	33,823	34,106	199
Commercial & industrial	109	39	2	150	14,412	14,562	2
Agricultural	50	-	-	50	14,747	14,797	-
Consumer	8	-	14	22	30,000	30,022	12
Total	$251	$39	$215	$505	$108,428	$108,933	$213

The following table presents information related to impaired loans by portfolio segment as of and for the year ended December 31, 2020:

(in thousands)	Unpaid Principal Balance	Recorded Investment with no Allowance	Recorded Investment with an Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
Construction	$-	$-	$-	$-	$-	$-	$-
Commercial Real Estate	860	860	-	860	-	882	53
Commercial & industrial	-	-	-	-	-	-	-
Agricultural	-	-	-	-	-	-	-
Consumer	32	23	9	32	2	44	2
Total	$892	$883	$9	$892	$2	$926	$55

The Company does not have any troubled debt restructurings as of December 31, 2020.

Note 5: Allowance for Loan Losses

The following table represents the activity in the allowance for loan losses by portfolio segment for the year ended December 31, 2020:

(in thousands)	Construction	Multi- Family	Commercial Real Estate	Commercial and Industrial	Agricultural	Consumer	Total
Allowance for loan losses:
Beginning balance	$122	$-	$254	$124	$153	$263	$916
Provision (credit) for loan losses	28	-	77	17	(8)	(14)	100
Loans charged-off	-	-	-	(9)	(1)	(44)	(54)
Recoveries	-	-	-	10	-	88	98
Ending balance	$150	$-	$331	$142	$144	$293	$1,060

The following table represents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment based on impairment evaluation method as of December 31, 2020:

(in thousands)	Construction	Commercial Real Estate	Commercial & Industrial	Agricultural	Consumer	Total
Allowance for loan losses:
Individually evaluated for impairment	$-	$-	$-	$-	$2	$2
Collectively evaluated for impairment	150	332	142	144	290	1,058
Purchased-credit impaired	-	-	-	-	-	-
Total allowance for loan losses	$150	$332	$142	$144	$292	$1,060

Gross Loans:
Individually evaluated for impairment	$-	$860	$-	$-	$32	$892
Collectively evaluated for
impairment	15,446	33,246	14,562	14,797	29,990	108,041
Purchased-credit impaired	-	-	-	-	-	-
Total loans held for investment	$15,446	$34,106	$14,562	$14,797	$30,022	$108,933

Note 6. Premises and Equipment

The following table details the components of premises and equipment at December 31, 2020:

(in thousands)
Land	$1,185
Buildings and improvements	5,231
Furniture, fixtures and equipment	5,293
Less: Accumulated depreciation and amortization	(6,720)
Premises and equipment, net	$4,989

Depreciation and amortization expense was $250 thousand for the year ended December 31, 2020.

Note 7. Deposits

The following table details the components of deposits at December 31, 2020:

(in thousands)
Non-interest bearing:
Demand	$47,357
Interest-bearing:
NOW	57,372
Money market	41,076
Savings	22,186
Time deposits $250,000 and greater	5,105
Time deposits less than $250,000	21,856
Total interest-bearing	147,595
Total deposits	$194,952

The scheduled maturities of interest-bearing time deposits are as follows:

(in thousands)	December 31,
2021	$21,716
2022	4,074
2023	367
2024	393
2025	411
Thereafter	-
Total	$26,961

Note 8. Income Taxes

The following table details the components of income tax expense for the year ended December 31, 2020:

(in thousands)
Current:
Federal	$251
State	113
Total current	364
Deferred:
Federal	-
State	-
Total deferred	-
Total income tax expense	$364

The following table summarizes the composition of deferred tax assets and liabilities:

(in thousands)
Deferred tax assets:
Allowance for loan losses	$110
Deferred compensation	401
Total deferred tax assets	511
Deferred tax liabilities:
Depreciation	(181)
Unrealized gain on investment securities available-for-sale	(931)
Total deferred tax liabilities	(1,112)
Net deferred tax liability	$(601)

Note 9. Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators, Failure to meet minimum capital requirements can initiate regulatory action. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes, as of December 31, 2020, the Bank meets all capital adequacy requirements to which it is subject.

Prompt corrective action regulations provide five classifications: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2020, the most recent regulatory notifications categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

The following table sets forth the Bank’s actual capital amounts and ratios under current regulations at December 31, 2020:

	Actual Capital		Minimum Capital Adequacy Requirement with Capital Conservation Buffer		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
(in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets	$19,951	15.92%	$13,158	10.50%	$12,532	10.00%
Tier 1 capital to risk-weighted assets	18,898	15.08%	10,652	8.50%	10,026	8.00%
Common equity tier 1 capital to risk-weighted assets	18,898	15.08%	8,772	7.00%	8,146	6.50%
Tier 1 capital to average total assets	18,898	8.60%	8,786	4.00%	10,983	5.00%

Due to an FRB policy applicable to bank holding companies with less than $3.0 billion in consolidated assets, the Company is not subject to any consolidated regulatory capital requirements.

Note 10. Fair Value Measurements

FASB ASC No. 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined using quoted market prices. However, in many instances, quoted market prices are not available. In such instances, fair values are determined using appropriate valuation techniques. Various assumptions and observable inputs must be relied upon in applying these techniques. Accordingly, categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. As such, the fair value estimates may not be realized in an immediate transfer of the respective asset or liability.

FASB ASC 820-10 also establishes a fair value hierarchy and describes three levels of inputs that may be used to measure fair values: The three levels within the fair value hierarchy are as follows:

•	Level 1: Valuation is based upon unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.
•
Level 2: Fair value is calculated using significant inputs other than quoted market prices that are directly or indirectly observable for the asset or liability. The valuation may rely on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, rate volatility, prepayment speeds, credit ratings,) or inputs that are derived principally or corroborated by market data, by correlation, or other means.

•
Level 3: Inputs for determining the fair value of the respective assets or liabilities are not observable. Level 3 valuations are reliant upon pricing models and techniques that require significant management judgment or estimation.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Assets Measured at Fair Value on a Recurring Basis

The following table summarizes assets measured at fair value on a recurring basis at December 31, 2020:

		Fair Value Measurements Using:
(in thousands)	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Available-for-sale securities:
SBA securities	$760	$-	$760	$-
Mortgage-backed securities	27,905	-	27,905	-
Municipal securities	52,783	-	52,783	-
Total	$81,448	$-	$81,448	$-

The fair value for the securities available-for-sale were obtained from an independent broker based upon matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities. The Company has determined these are classified as Level 2 inputs within the fair value hierarchy.

Assets Measured at Fair Value on a Non-recurring Basis

There were no assets or liabilities measured at fair value on a non-recurring basis at December 31, 2020.

Note 11. Revenue from Contracts with Customers

All of the Company’s revenue from contracts with customers in the scope of ASC 606 is recognized within non-interest income on the consolidated statement of income. The following table presents the Company’s sources of non-interest income for the year ended December 31, 2020. Items outside the scope of ASC 606 are noted as such.

(in thousands)
Service charges on deposit accounts	$882
Net gain on sale of investments available-for-sale(1)	989
Other income(2)	185
Total non-interest income	$2,056

(1) Not included within the scope of ASC 606
(2) Other income for the year ended December 31, 2020 includes $49 of wire transfer processing fees and $17 of safe deposit box rental fees, which are included in the scope of ASC 606.

A description of the Company’s revenue streams included in the scope of ASC 606 is as follows:

Service Charges on Deposit Accounts: The Company earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Service-based fees, which include services such as ATM use fees and stop payment charges are recognized at the time the transaction is executed as that is the point in time the Company fulfills its performance obligation to the customer. Account maintenance fees, which primarily relate to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies its performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on customer accounts are withdrawn from the customer’s account balance.

Other Income: The Company earns fees from wire transfers initiated by its customers. These fees are recognized at the time the transaction is executed as that is the point in time the Company fulfills its performance obligation to the customer. Safe deposit box fees are earned over the course of a month, representing the period over which the Company satisfies its performance obligation.

Note 12. Pension and Other Postretirement Plans

The Company had a funded noncontributory defined benefit pension plan the covered substantially all of its employees. The Company elected to close this plan during fiscal year 2020. The Company used December 31 as the measurement date for its pension plan.

Information about changes in obligations and plan assets of the defined benefit pension plan for the year ended December 31, 2020 are as follows:

(In thousands)
Change in benefit obligation:
Beginning benefit obligation	$9,673
Service cost	125
Interest cost	250
Actuarial gain	(345)
Benefits paid	(12,087)
Effect of settlement	2,384
Ending benefit obligation	-

Change in plan assets, at fair value:
Beginning plan assets	11,645
Actual return	442
Benefits paid	(12,087)
Ending plan assets	-
Funded status at end of year	$-

Due to the termination of the defined benefit pension plan during fiscal year 2020, there are no amounts recognized in accumulated other comprehensive income at December 31, 2020.

Components of net periodic benefit cost and other amounts recognized in other comprehensive income for the year ended December 31, 2020 are as follows:

(In thousands)
Service cost	$125
Interest cost	250
Expected return on plan assets	(445)
Amortization of prior service cost	(29)
Amortization of net loss	196
Net periodic benefit cost	97
Settlement/Plan termination cost	2,980
Curtailment/Plan termination income	1,133
Net benefit cost	$1,944

Weighted-average assumptions used to determine net periodic pension cost for the year ended December 31, 2020 are as follows:

Discount rate	3.14%
Expected return on plan assets	6.50%
Rate of compensation increase	3.00%

Note 13. Accumulated Other Comprehensive Income (Loss)

The following is changes in accumulated other comprehensive income (loss) by component, net of tax, for the year ended December 31, 2020:

(in thousands)	Unrealized Gains and Losses on Available- for-Sale Debt Securities	Defined Benefit Pension Obligation	Total
Balance at January 1, 2020	$1,574	$(1,768)	$(194)
Other comprehensive income (loss), before reclassification	2,645	257	2,902
Amount reclassified from accumulated other comprehensive income (loss)	(742)	1,511	769
Balance at December 31, 2020	$3,477	$-	$3,477

The following is significant amounts reclassified out of accumulated other comprehensive income for the year ended December 31, 2020:

(in thousands)	Amount Reclassified from Accumulated Other Comprehensive Income	Affected Line Item in Statement of Income
Realized gains on securities available-for-sale	$989	Gain on sale of investment securities available-for-sale, net
Tax effect	(247)	Income tax expense
Net of tax	$742

Loss on settlement of defined benefit pension plan	$(2,015)	Pension settlement expense
Tax effect	504	Income tax expense
Net of tax	$(1,511)

Note 14. Subsequent Events

The Company evaluated subsequent events through February 25, 2022, the date these financial statements were available for issuance.

On December 9, 2021, the Company completed its previously signed definitive merger agreement with Bank7 Corp. for cash consideration of $29.3 million. Pursuant to the terms of the agreement, the Bank merged with and into Bank7, a wholly-owned subsidiary of Bank7 Corp., with Bank7 continuing as the surviving entity.